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                                                                     EXHIBIT 5.1

                 [LETTERHEAD OF THE WILLIAMS COMPANIES, INC.]

                                October 30, 2000

Williams Energy Partners, L.P.
One Williams Center
Tulsa, Oklahoma 74172

Gentlemen:

      I, Rebecca H. Hilborne, have acted as counsel to Williams Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), and Williams GP LLC, a Delaware limited liability company and the general partner of the Partnership (the "General Partner"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of the offering and sale of up to an aggregate of 4,312,500 common units representing limited partner interests in the Partnership (the "Common Units").

      As the basis for the opinion hereinafter expressed, I examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials, and other instruments and documents as I deemed necessary or advisable for the purposes of this opinion. In such examination, I assumed the authenticity of all documents submitted to me as originals and the conformity with the original documents of all documents submitted to me as copies.

      Based on the foregoing and on such legal considerations as I deem relevant, I am of the opinion that:

      1. The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

      2. The Common Units will, when issued and paid for as described in the Partnership's Registration Statement on Form S-1, as amended, relating to the Common Units (the "Registration Statement"), be duly authorized, validly issued, fully paid and nonassessable, except as such nonassessability may be affected by the matters described in the prospectus included in the Registration Statement (the "Prospectus") under the caption "The Partnership Agreement - Limited Liability."

      I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Experts" in the Prospectus.

                                    Very truly yours,

                                    /s/ Rebecca H. Hilborne
                                    -------------------------------------
                                    Rebecca H. Hilborne